Exhibit 24

POWER OF ATTORNEY

I hereby appoint Ellen Oran Kaden and Kathleen M. Gibson, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

•	Sign a registration statement on Form S-3 for the registration of the sale by Campbell Soup Company of an indeterminate amount of the Company’s debt securities to be offered from time to time and any and all amendments to that registration statement;

•	File the registration statement mentioned above on Form S-3 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Dated as of September 22, 2014

/s/ Edmund M. Carpenter	/s/ Denise M. Morrison
Edmund M. Carpenter	Denise M. Morrison

/s/ Paul R. Charron	/s/ Charles R. Perrin
Paul R. Charron	Charles R. Perrin

/s/ Bennett Dorrance	/s/ A. Barry Rand
Bennett Dorrance	A. Barry Rand

/s/ Lawrence C. Karlson	/s/ Nick Shreiber
Lawrence C. Karlson	Nick Shreiber

/s/ Randall W. Larrimore	/s/ Tracey T. Travis
Randall W. Larrimore	Tracey T. Travis

/s/ Marc B. Lautenbach	/s/ Archbold D. van Beuren
Marc B. Lautenbach	Archbold D. van Beuren

/s/ Mary Alice D. Malone	/s/ Les C. Vinney
Mary Alice D. Malone	Les C. Vinney

/s/ Sara Mathew	/s/ Charlotte C. Weber
Sara Mathew	Charlotte C. Weber